SECTION 906 CERTIFICATIONS


         Each of the undersigned, in the capacity indicated below, certifies that, to the best of his knowledge:

         1. The Form N-CSR of IPC Funds for the period ended June 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Form N-CSR of IPC Funds for the period ended June 30, 2004 fairly presents, in all material respects, the financial condition and results of operations of IPC Funds.

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to IPC Funds and will be retained by IPC Funds and furnished to the Securities and Exchange Commission or its staff upon request.



Date:    September 09, 2004                /S/ LAWRENCE S. YORK
                                           ------------------------------------
                                           Name:    Lawrence S. York
                                           Title:   President
                                                    Principal Executive Officer


Date:    September 24, 2004                /S/ JAMES D. GREENE
                                           ------------------------------------
                                           Name:    James D. Greene
                                           Title:   Treasurer
                                                    Principal Financial Officer














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